UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2012

WHY USA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30601	87-0390603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 S. Wayzata Boulevard, Suite 100,
Minneapolis, MN	55405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 767-5037

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2012, WHITE RUSSIAN, LLC, a Nevada limited liability company (“WR”), WHY USA FINANCIAL GROUP, INC., a Nevada corporation (the “Company”), and the sellers listed on the Seller Signature Page attached hereto (each a “Seller” and collectively, the “Sellers”) entered into a STOCK PURCHASE AND MANAGEMENT AGREEMENT (the “Agreement”) by and among all parties.

Set forth below is a summary of the terms of the Agreement:

The Sellers, Mr. Daryl Dinkla (Chief Executive Officer, President and Chairman of the Board of the Company), Mr. James B. Kylstad (a former Chief Executive Officer, President and Director of the Company), and Mr. Kenneth Yonika (the Chief Financial Officer and Treasurer of the Company), are beneficial owners of record of 35,630,263 shares (the “Shares”) of the Company’s common stock, $0.001 par value. The Company is obligated to the Sellers for loans, accrued expenses and other deferred liabilities, totaling in excess of $2,745,000.00. The Sellers have agreed to convert these obligations of the Company into approximately 278,370,000 shares (the “Conversion Shares”) of common stock, $0.001 par value. The number of Shares held, both by owners of record and upon conversion of debt to equity, by each Seller is set forth on the Seller Signature Page of the Agreement. The Company has also agreed to retain the services of WR, and WR desires to provide services to the Company in exchange for compensation, upon the terms and subject to the conditions set forth in the Agreement.

WR has agreed to purchase the Conversion Shares from the Sellers, and the Sellers have agreed to sell to WR, all of the Conversion Shares, upon the terms and subject to the conditions set forth in a separate stock transfer agreement entered into by and among the Sellers and WR.

WR shall provide the following services to the Company resulting in three (3) rounds of equity financing, with approximate terms as follows: a 1st round of financing of $250,000 (completed), a 2nd round of financing of $500,000, and a 3rd round of financing of $2,000,000. The Agreement permits WR to appoint certain individuals to manage the affairs and operations of the Company, consisting of both management and members of the board of directors.

The Company will use the third round of equity financing to capitalize upon perceived market inefficiencies that currently exist in the Southern California residential foreclosure market. The Company intends to develop through WR a unique, proprietary acquisition and disposition process that minimizes investor risk while providing enhanced investor profit.

The Company will compensate WR with an equal number shares that are issuable pursuant to the convertible debenture that WR raised in the first round of financing described above. For example, if the Company issues convertible debentures in the aggregate amount of $250,000 for the first round of financing with a conversion price of $0.10 per share (post-reverse stock split as described below), the Company shall then issue to WR a total of 2.5 million shares of its common stock (“Retainer Shares”), plus warrants to purchase an additional number of shares equal for each Retainer Share issued, with a cashless exercise price of $0.10 per share and a term of 3 years from the issuance date (“Retainer Warrants”). Both the Retainer Shares and Retainer Warrants shall reverse-vest in accordance with each financing achieved; i.e. $250,000, $500,000 and $2,500,000, or 1/3rd, 1/3rd and 1/3rd, respectively.

The Company will further compensate WR in an amount equal to 10% of the proceeds from each round of financing that is raised on behalf of the Company by WR as part of its management fee to cover its operational costs.

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The Company and its management team currently consisting of Mr. Dinkla and Mr. Yonika (the “Management Team”) shall exert best-efforts to convert most of the Company’s outstanding debts and liabilities (as of March 31, 2012 estimated at $5.9 million) into common stock equity of the Company at a conversion price to be determined in accordance with fair market value principles and conducted in an arms-length manner. Once issued, these shares shall have the same terms and preferences as the Conversion Shares identified above.

The recipients of the Conversion Shares shall agree to a separate lock-up and pooling provision whereby each recipient may sell up to 1/3 of their Conversion Shares after the commencement of the applicable holding period under Rule 144 (six months if the Company is current in its public reporting information); an additional 1/3 of such shares six (6) months following of the expiration of the applicable holding period under Rule 144; and the remaining 1/3 of such shares twelve (12) months after the expiration of the applicable holding period under Rule 144.

The Company shall seek the approval of the Board of Directors and a majority vote of its shareholders to effect a reverse stock split of its outstanding shares of common stock and preferred stock in a ratio range between 10:1 and 50:1, or such other number that shall reduce the total number of shares issued and outstanding after the conversion of the outstanding debt described in the Agreement and before the financing arranged by WR to no more than 12.5 million shares of common stock issued and outstanding and no (0) preferred stock issued and outstanding. After the reverse stock split, the Company’s total number of authorized shares of capital stock shall be 100 million shares of common stock and 10 million shares of preferred stock.

The Company, subject to the qualifications of the SEC and FINRA, and WR intend to conduct a public spin-off of one (1) of the Company’s wholly-owned subsidiaries which shall be used to acquire a separate business opportunity.

Between the signing of this Agreement and the contemplated conversion of the first and second rounds of financing into equity of the Company, the Company intends to prepare and cause its financial statements to be audited in accordance with GAAP on Form 10-K for the years ending December 31, 2009, 2010 and 2011. The Company also intends to assist WR in preparing pro-forma financial statements which shall be used in its contemplated offering documents.

The Company also entered into a separate Management Agreement (the “Management Agreement”) with WR by which the Company pays WR $10,000 per month for WR’s management of the Company. During the term of the Management Agreement, WR shall provide the following services to the Company to ensure that the Company’s strategic objectives are met: (a) perform due diligence and review of any business activities entered into by the Company; (b) negotiate and act on the behalf of the Company; (c) advise the Company of industry standards and practices; (d) introduce strategic partners and businesses to Company; (e) manage the Company’s day-to-day activities and perform necessary functions; (f) appoint management to the Company’s vacated executive positions, such as CEO and president, and/or CFO; and (g) manage all aspects of the Company’s progress in securing the necessary capital to fund its operations and pursuit of a listing on a national trading exchange. WR shall provide its services on a non-exclusive basis. WR shall have no express authority to bind the Company. WR shall provide its services on a best-efforts basis.

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above. For certain purposes, the date that a registrant issues securities that are convertible into capital stock of the Registrant is deemed to be the date of the sale of the capital stock, should the conversion feature be exercised.

On March 30, 2012, the Company, issued convertible debentures in the amount of $250,000 to five (5) accredited investors (each, a “Holder”). The Company shall pay interest on the unpaid principal amount of each convertible debenture (the “Debenture”) in annual payments of interest only, payable on each anniversary date, at the rate of 9.5% per annum, payable in cash, until the principal amount thereof is paid in full or has been converted. Interest shall accrue from the issuance date set forth above.

Each Holder is entitled to convert the principal of the Debenture, plus accrued and unpaid interest, into Common Stock at a price equal to the lower of: (i) 90% of the average of the Common Stock for the twenty (20) trading days immediately preceding the Conversion Date or (ii) $0.10 per share based upon a proposed reverse stock split by the Company to provide for a total of 12,500,000 shares of common stock issued and outstanding of the Company’s equity (which includes both current issued and outstanding common and preferred series, along with the conversion of various debts and other liabilities by the Company) prior to the issuance of any conversion shares and or other performance shares (the “Conversion Price”) (i.e., for an initial investment of $250,000 the Holder shall receive a dilutive 16.67% ownership in the Company’s common stock; 2,500,000 conversion shares based on a total of 15,000,000 shares issued and outstanding post- proposed-reverse stock split). No fractional shares or scrip representing fractions of shares will be issued upon conversion; however the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;

On April 3, 2012, Mr. Daryl Dinkla resigned as the Company’s Chief Executive Officer and President at a duly noticed meeting of the Board of Directors. Mr. Dinkla has not resigned from his position as a member of the Board of Directors and as Chairman of the Board. The Company is currently interviewing a candidate proposed by WR for the vacated position.

The Company believes that it has complied with the appropriate disclosure controls and procedures under Exchange Act Rules 13a-14 and 15d-14 in order to determine when a notice of resignation, retirement or refusal has been communicated to the Company and that all information necessary has been disclosed to the public.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHY USA Financial Group, Inc.
Date: April 4, 2012	By:	/s/ Kenneth J. Yonika
Kenneth J. Yonika, CPA Chief Financial Officer

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